Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration statement Nos. 333-81825 and 333-149634 on Form S-8 and Registration statement No. 333-144978 on Form F-3 of our reports dated May 19, 2009, relating to the consolidated financial statements of Vodafone Group Plc, and the effectiveness of Vodafone Group Plc’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Vodafone Group Plc for the year ended March 31, 2009.
Deloitte LLP
Chartered Accountants and Registered Auditors
London, United Kingdom
May 29, 2009